UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

INDIE GROWERS ASSOCIATION

(Exact name of registrant as specified in its charter)

NEVADA	333-139482	98-0492900
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

311 Division St Carson City NV 89703
(Address of principal executive offices)

1 (888) 648 0488

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Interest in River Ridge Sunshine Farms LLC

On June 30, 2014 Indie Growers Association completed its due diligence and closed the transaction with Ricardo Esparza for the acquisition of River Ridge Sunshine Farms LLC.  Under the terms of the agreement, Esparza transferred his 100% ownership in River Ridge Sunshine Farms LLC in exchange for 62,000,000 restricted shares of the common stock of Indie Growers Association.

River Ridge Sunshine Farms LLC holds a 10 year renewable lease on an agricultural property in Prosser, Washington. Currently construction is underway on approximately 1,412 square feet of warehouse space, 1,536 square feet of greenhouses, and twenty-one thousand square feet of outdoor growing area.  The property is subleased to Cannabliss Organic Gardens, a licensed medical marijuana grower who expects to be approved for its Tier 3 license in time for the summer/fall outdoor growing season.  Under the terms of the sublease, River Ridge Sunshine Farms LLC will receive sufficient rental income to expand construction onto adjacent properties. River Ridge Sunshine Farms LLC intends to sublease these adjacent properties to other Tier 3 licensees.

Item 9.01 Exhibits

Sublease Agreement dated June 27, 2014

Share Exchang Agreement dated June 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE GROWERS ASSOCIATION

Date: Jun 30, 2014	/s ROBERT COLERIDGE ______________________________